Registration No._________

               SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549

                            FORM S-8
                      REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                          MED GEN, INC.
         ------------------------------------------------
        (Exact name of issuer as specified in its charter)

           Nevada                                  65-0703559
-------------------------------                -------------------
(State or other jurisdiction of                   (IRS Employer
incorporation or organization)                 Identification No.)


              7284 W. Palmetto Park Road, Suite 207
                    Boca Raton, Florida 33433
              --------------------------------------
             (Address of principal executive offices)

                 NONQUALIFIED STOCK OPTION PLAN
                 ------------------------------
                     (Full title of the Plan)

                   Paul S. Mitchell, President
                          Med Gen, Inc.
              7280 W. Palmetto Park Road, Suite 306
            Boca Raton, Florida 33433 (561) 750-1100
     -------------------------------------------------------
    (Name, address and telephone number of agent for service)

  Approximate date of commencement of sales pursuant to the Plan:
Immediately after the effective date of this Registration Statement.



                 CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
Title of Securities   Amount to be    Proposed Maximum    Proposed Maximum      Total
      to be          Registered (1)  Offering Price per  Aggregate Offering  Registration
    Registered                           Share (a)             Price             Fee
-----------------------------------------------------------------------------------------
Common stock           750,000,000      $0.0001 (1)           $75,000.00        $2.95
-----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, as amended, based upon the average of the closing bid and ask prices for common shares, as quoted by the OTC Bulletin Board on February 21, 2008.

                        EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 750,000,000 shares of common stock for issuance upon the exercise of options granted or to be granted pursuant to the Registrant's Non- Qualified Stock Option Plan.

Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to employees, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the instructional Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in the registration statement:

(a) The Registrant's Forms 8-K filed on October 2, 2007, October
23, 2007, November 9, 2007, December 26, 2007, January 8, 2008
and February 4, 2008.

(b) The Registrant's Form 10K-SB for the year ended September 30,
2007.

(c) Quarterly Report on Form 10-QSB for the quarter ended
December 31, 2007.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable. The class of securities to be offered under this registration statement is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is hereby made to the provisions of the Nevada  Revised
Statutes which provides for indemnification of directors and officers under certain circumstances.

At   present   the  Company  has  not  entered  into  individual
indemnification agreements with its officers  and/or  directors.
However,   the   Company's   by-laws  provide a  comprehensive
indemnification provision which provides that the Company shall indemnify, to the fullest extent under Nevada law, its directors and officers against certain liabilities incurred with respect to their service in such capacities. In addition, the by-laws provide that the personal liability of directors and officers of the Company and its stockholders for monetary damages will be limited.

Indemnification   under   the  Company's   Articles   Bylaws is
nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

No. Description
---------------

4.1  Nonqualified Stock Option Plan.

5    Opinion of Stewart A. Merkin, Esq., P.A.

24.1 Consent of Stark, Winter, Schenkein & Co. LLP

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of
appropriate    jurisdiction    the  question  whether  such
indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on February 22, 2008.

                          MED GEN, INC.

                          By: /s/Paul S. Mitchell
                              ------------------------------
                              Paul S. Mitchell,
                              President



Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                     Date
---------                  -----                     ----

/s/ Paul S. Mitchell
----------------------
Paul S. Mitchell           President, Secretary,
                           Treasurer and Director    February 22, 2008


/s/ Paul Kravitz
----------------------
Paul Kravitz               Chief Executive Officer   February 22, 2008
                           and Director

                          EXHIBIT INDEX

No. Description
---------------

4.1  Nonqualified Stock Option Plan.

5    Opinion of Stewart A. Merkin, Esq., P.A.

24.1 Consent of Stark, Winter, Schenkein & Co. LLP